# Project Shield

## Fairness Opinion Presentation
## to the Special Committee of the Board of Directors

March 1, 2016

JMP

# Disclaimer

JAVELIN Mortgage Investment Corp. has engaged JMP Securities LLC to render to the Special Committee of the board of directors of the Company our written opinion with respect to the fairness, from a financial point of view, to certain holders of Company common stock of the consideration to be paid to such holders in connection with the contemplated merger. This presentation is confidential and was prepared solely for the benefit and use of the Special Committee of the board of directors of the Company (the "Committee"). This presentation may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.

In developing this presentation, we have assumed and relied, without independent verification, upon the accuracy and completeness of all publicly available and other information and data furnished to, or otherwise reviewed by, or discussed with, us, including, without limitation, the financial and other information provided to us by the Company's management. We have further relied upon the assurances of the Company that it is not aware of any facts that would make any of such information inaccurate or misleading.

This presentation is necessarily based on business, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect our opinion, and we do not have any obligation to update, revise or reaffirm our opinion or this presentation (regardless of the closing date of the merger). We express no view or opinion as to any terms or other aspects of the merger, including, without limitation, the form or structure of the merger, any non-compete or employment agreements, or any other agreements or arrangements contemplated to be entered into in connection with the merger. Further, we express no opinion as to the underlying decision by the Company to engage in the merger or the merits of the merger in comparison to other strategies or transactions that might be available to the Company.

Because this material was prepared for use in the context of a presentation to the Committee, which is familiar with the business and affairs of the Company and the terms of the merger, JMP takes no responsibility for the accuracy or completeness of any materials if used by persons other than the Committee.

This presentation is subject to all of the assumptions, qualifications and limitations set forth herein and in our fairness opinion letter. This presentation does not constitute a recommendation by JMP to the Committee, the board of directors of the Company or the Company's stockholders on how to act with respect to the merger.

# Table of Contents

# I. Transaction Summary

# Situation Overview

- On January 14, 2016, JAVELIN Mortgage Investment Corp. ("JMI" or the "Company") received an unsolicited bid from ARMOUR Residential REIT ("ARR") to purchase the company in a cash tender offer and merger
- A Special Committee was formed with the lead Independent Director acting as the sole participant of the Special Committee. This was done due to the conflict of interest arising from the affiliated nature of JMI and ARR, who share the same manager, ARMOUR Capital Management LP and have several directors in common
- The Special Committee selected outside independent counsel (Duane Morris and Venable) and an independent financial advisor (JMP Securities)
- Following the engagement of counsel and its financial advisor, the Special Committee reviewed the offer from ARR and determined it was difficult to assess the financial merits of the transaction without conducting an auction process. Based on advice from counsel and JMP, the Special Committee instructed JMP to seek competing bids from the large, liquid mortgage REITs that could acquire the company in a cash tender offer and merger
- The Special Committee then instructed JMP to inform ARR of its intentions to conduct a competitive process
- During the weeks of February 1 & 8, JMP contacted multiple parties to seek indications of interest, provided diligence materials and responded to further diligence requests from the contacted parties (see pg. 5)
- On February 19, 2016, JMP received two indications of interest and chose to move forward with ARR based on price and terms
- From February 19-29, JMP, counsel and the Special Committee negotiated the Merger Agreement with ARR and its advisors

# Sale Process Summary & Timeline

Process resulting in the receipt of two Indications of Interest

## Summary Parties Contacted

**New Parties Contacted: 5**

**NDAs Executed: 4**

**Parties Sent Diligence Items: 4**

**Indications of Interest Received Including ARR: 2**

## High Level Summary Timeline [1]

- ***Jan. 14, 2016*** – JMI receives initial proposal from ARMOUR Residential REIT
- ***Jan. 25, 2016*** – JMI engages JMP Securities and counsel on behalf of the Special Committee
- ***Weekly Special Committee Calls Commence***
- ***Weeks of Feb. 1 & Feb. 8*** – JMP contacts five prospective bidders in an attempt to get the highest possible value for JMI shareholders. In addition, JMP requested an updated bid from ARMOUR. Four of the five new parties contacted signed NDAs and received diligence materials
- ***Week of Feb. 15*** – Three of four remaining parties decide not to submit bids for varying reasons including asset fit, transaction size and/or focus
- ***Feb. 19, 2016*** – JMP receives indications of interest (IOIs) from ARMOUR Residential REIT and another large mortgage REIT ("Bidder #2")

# Summary of Deal Terms from Two Indications of Interest

| | ARMOUR Residential REIT | Bidder #2 |
|---|---|---|
| STRUCTURE | ▪ Tender offer | ▪ Tender offer |
| PURCHASE PRICE PER SHARE | ▪ 87.0% of adjusted book value ($7.00 per share [1]) | ▪ $6.10 - $6.30 per share [3] |
| CONSIDERATION | ▪ Cash | ▪ Cash |
| IMPLIED EQUITY VALUE | ▪ $83.1 million [1,2] | ▪ $72.4 million - $72.8 million |
| BUYER FINANCING | ▪ Balance sheet cash | ▪ Balance sheet cash |
| SHAREHOLDER VOTE REQUIRED | ▪ No | ▪ No |
| OTHER CONDITIONS | ▪ JMI to file Schedule 14D-9 with JMI Board's recommendation in favor of the transaction within 10 days of the tender<br>▪ JMI Board to waive 9.8% ownership limit | ▪ JMI to terminate management contract with ARMOUR Capital Management |
| TIME REQUIRED TO COMPLETE DILIGENCE | ▪ 2 days | ▪ 3-4 weeks |
| TARGET CLOSING | ▪ April 4, 2016 | ▪ TBD |

(1) Based on adjusted book value as of February 25, 2016. Adjusted book value is book value as provided by management less $1.0 million for estimated transaction expenses. Final purchase price will be fixed at 87.0% of adjusted book value on the 10th day prior to the expiration of the tender offer.
(2) See slide 7 for detailed calculation.
(3) Before expense of up to $10.7 million associated with terminating JMI's management contract.

# Summary Valuation & Implied Transaction Multiples for ARR Offer

(in millions, except per share amounts)

| Transaction Overview | |
|---|---|
| Common equity [1] | $96.5 |
| Less: estimated transaction expenses | ($1.0) |
| Adjusted common equity | $95.5 |
| Shares outstanding | 11.9 |
| Book value per share [1] | $8.13 |
| Adjusted book value per share [2] | $8.05 |
| Share price as of 02/26/16 | $5.79 |
| Price / adjusted book value [2] | 0.72x |
| Valuation multiple of adjusted book value [2] | 0.87x |
| **Implied adjusted equity value [2]** | **$83.1** |
| **Implied adjusted equity value per share [2]** | **$7.00** |

**Implied Offer Price Multiples**

| | JMI Metric | Implied Multiple |
|---|---|---|
| Price / LTM core EPS | $1.05 | 6.7x |
| Price / 2016E core EPS [3] | $1.09 | 6.4x |
| Price / 2017E core EPS [3] | $1.01 | 6.9x |
| Price / adjusted book value [2] | $8.05 | 0.87x |

**Implied Offer Price Equity Premiums [4]**


30.0%
20.0%
10.0%
-
20.9%
23.9%
21.5%
15.9%
1-day
5-day VWAP
30-day VWAP
60-day VWAP

**Implied Valuation Multiples – Current vs. Offer**


8.0x
6.0x
4.0x
2.0x
0.0x
5.5x
6.7x
5.3x
6.4x
5.7x
6.9x
0.72x
0.87x
Price / LTM core EPS
Price / 2016E core EPS
Price / 2017E core ES
Price / adjusted book value
Current
Offer

(1) Based on JMI book value estimates as of February 25, 2016, as provided by management.
(2) Based on adjusted book value. Adjusted book value is actual JMI book value, less $1.0 million for estimated transaction expenses.
(3) Consensus estimates via SNL Financial (FactSet).
(4) As of February 26, 2016. Premiums based on adjusted equity value per share of $7.00.

# II. Shareholder Overview & Trading Analysis

# JMI Current Ownership Summary

**Ownership Summary**

| | | |
|---|---|---|
| Shares Held by Institutions | 2,591,733 | 21.8% |
| Shares Held by Insiders | 485,369 | 4.1% |
| Non-Filing Positions | 8,789,589 | 74.1% |
| Basic Shares Outstanding | 11,866,691 | 100.0% |


Institutions
21.8%
Insiders
4.1%
Others
74.1%

**Institutions**

| | *Institution* | *Shares* | *% Held* |
|---|---|---|---|
| 1. | Wolverine Asset Management LLC | 725,844 | 6.1% |
| 2. | Vanguard Group Inc. | 617,078 | 5.2% |
| 3. | Renaissance Technologies LLC | 363,100 | 3.1% |
| 4. | Morgan Stanley | 174,804 | 1.5% |
| 5. | Pine River Capital Management LP | 135,086 | 1.1% |
| 6. | California Public Employees' Retirement System | 67,900 | 0.6% |
| 7. | Geode Capital Management LLC | 66,318 | 0.6% |
| 8. | BNY | 42,753 | 0.4% |
| 9. | Goldman Sachs & Co. | 42,639 | 0.4% |
| 10. | BlackRock | 39,249 | 0.3% |
| | All Other Institutions | 316,962 | 2.7% |
| | Total Institutional Ownership | 2,591,733 | 21.8% |

**Insiders**

| | *Insider* | *Shares* | *% Held* |
|---|---|---|---|
| 1. | Barbican Capital REIT Fund LLC (1) | 251,454 | 2.1% |
| 2. | Jeffrey J. Zimmer | 92,775 | 0.8% |
| 3. | Scott J. Ulm | 62,525 | 0.5% |
| 4. | Daniel C. Staton | 23,210 | 0.2% |
| 5. | John C. Chrystal | 20,728 | 0.2% |
| 6. | Thomas K. Guba | 7,305 | < 0.1% |
| 7. | Stewart J. Paperin | 5,535 | < 0.1% |
| 8. | John P. Hollihan III | 5,535 | < 0.1% |
| 9. | Marc H. Bell | 4,613 | < 0.1% |
| 10 | James R. Mountain | 4,000 | < 0.1% |
| | All Other Insiders | 7,689 | < 0.1% |
| | Total Insider Ownership | 485,369 | 4.1% |

Sources: SEC filings, SNL Financial.
(1) Includes Stanton Family Investments, Ltd. and Stanton Bell Blank Check LLC. Daniel C. Stanton and Marc H. Bell claim ownership.

# JMI Historical Stock Price Performance

Price / Volume (Since JMI IPO on October 3, 2012)


5/8/13
Priced $116m Common Stock Offering
9/19/13
Decreased Monthly Dividend per Share to $0.15
6/27/14
Removed from the Russell 3000 Index
3/26/15
Decreased Monthly Dividend per Share to $0.12
12/15/15
Wolverine Asset Management Submits Nomination of Six Director Candidates
11/8/12
Declared Monthly Dividend per Share of $0.23
12/14/15
Announced Reduction of Management Fee
Share Price
$22.50
$20.00
$17.50
$15.00
$12.50
$10.00
$7.50
$5.00
$2.50
Volume (shares mm)
7.0
6.5
6.0
5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
-
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Volume
Price

# JMI Historical Price / Book Value Since IPO


1.20x
1.00x
0.80x
0.60x
0.40x
Book Value per Share
Offer: 0.87x (1)
Median: 0.85x
Current: 0.71x (2)
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Historical Price / Book Value
Offer Price / Book Value
Median

Sources: SEC filings and monthly company updates from JMI.

(1) Based on adjusted book value. Adjusted book value is actual JMI book value, less $1.0 million for estimated transaction expenses.

(2) Based on JMI book value estimates as of February 25, 2016, as provided by management.

# JMI Volume Weighted Average Price (VWAP) Analysis

## VWAP Analysis (Last 12 Months)


$10.00
$8.00
$6.00
$4.00
Share Price
800,000
600,000
400,000
200,000
-
Volume (shares)
Offer Price
$7.00 (1)
Feb-15
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Feb-16

| | 1-day | 5-day | 10-day | 30-day | 60-day | 90-day | 180-day |
|---|---|---|---|---|---|---|---|
| VWAP | $5.79 | $5.65 | $5.55 | $5.76 | $6.04 | $6.11 | $6.20 |
| Premium @ $7.00 [1] | 20.9% | 23.9% | 26.2% | 21.5% | 15.9% | 14.6% | 12.9% |

JMP

Source: SNL Financial.
(1) Based on adjusted book value as of February 25, 2016. Adjusted book value is actual JMI book value, less $1.0 million for estimated transaction expenses.

# JMI Historical Float Trading Price Analysis

## Percentage of Volume Traded at Various Prices (Last 6 Months)



Total Volume:
7,599,200
8.0
6.0
4.0
2.0
-
Volume (shares mm)
$6.20 Last 6 Months VWAP
Cumulative 45.6% traded below
$5.79 Current Share Price
Cumulative 13.1% traded below
$7.00 Offer Price (1)
- %
5.3%
16.9%
54.4%
22.0%
1.4%
<$5.00
$5.00 - $5.50
$5.50 - $6.00
$6.00 - $6.50
$6.50 - $7.00
$7.00 - $7.50
Share Price

Source: SNL Financial.
(1) Based on adjusted book value as of February 25, 2016. Adjusted book value is actual JMI book value, less $1.0 million for estimated transaction expenses.

# III. Valuation Analysis

# Methodologies & Metrics Overview

JMP Employed Several Methodologies to Determine the Appropriate JMI Value Range

- **Valuation methodologies include**:
  - **Liquidation Analysis**
    - Net liquidation value based on assumed discounts to market value for Agency securities, non-Agency securities and derivatives contract
    - Assumes termination payment due to manager
    - Assumes other wind down expenses including legal and accounting, D&O tail, etc.
  - **Premiums Paid Analysis**
    - Premiums paid for Specialty Finance M&A transactions applied to JMI 1-day, 1-week and 1-month share prices
  - **Public Comparable Companies Analysis (Public Trading Comparables)**
    - Current trading multiples of similar publicly traded mortgage REITs applied to JMI's current book value and 2016E core EPS
  - **Precedent M&A Transactions Analysis (Precedent Acquisitions)**
    - Multiples from precedent Mortgage REIT acquisitions applied to JMI's current book value per share

# Valuation Summary

## Implied JMI per Share Equity Values



Offer Price
$7.00 (4)
Management Liquidation Analysis
$6.75
JMP Liquidation Analysis
$6.49
$6.74
Premiums Paid Analysis
Mean $6.99
Median $6.96
$6.45
$7.48
Public Trading Comparables Price / 2016E EPS (1,2)
Mean $7.06
Median $7.07
$5.53
$8.34
Public Trading Comparables Price / Book Value (3)
Mean $5.93
Median $6.21
$5.40
$6.59
Precedent Acquisitions Price / Book Value (3)
Mean $7.34
Median $7.65
$5.45
$9.72
$ -
$2.50
$5.00
$7.50
$10.00
$12.50
Based on JMI management estimates
Based on JMP estimates
Based on mean and median 1-day, 1-week and 1-month premiums paid for specialty finance M&A transactions
Based on 25% - 75% quartile public comparable company multiples
Based on 25% - 75% quartile public comparable company multiples
Based on 25% - 75% quartile precedent M&A transaction multiples

JMP

(1) Estimates via SNL Financial (FactSet).
(2) Multiples applied to JMI core EPS.
(3) Based on JMI book value estimates as of February 25, 2016, as provided by management.
(4) Based on adjusted book value as of February 25, 2016. Adjusted book value is actual JMI book value, less $1.0 million for estimated transaction expenses.

# JMI Management Liquidation Analysis [1]

| | Balance Sheet as of 02/25/16 | Estimated Liquidation Value | Discount on Market Value |
|---|---|---|---|
| Agency securities | $478.0 | $476.8 | 0.25% loss on liquidation |
| Non-agency securities | 224.5 | 222.2 | 1.00% loss on liquidation |
| Interest rate swaps | 0.2 | 0.2 | 0.50% loss on liquidation |
| Cash (including restricted cash) | 39.8 | 39.8 | |
| Receivables and other assets | 2.4 | 2.4 | |
| Total assets | $744.9 | $741.4 | |
| Repurchase agreements | $584.1 | $584.6 | $437K repo breakage fees |
| Derivatives | 21.5 | 22.3 | $824K breakage fee for UBS Swap agreement |
| Payables and other liabilites | 42.8 | 42.8 | |
| Accrued common stock dividend | - | - | |
| Total liabilities | $648.4 | $649.6 | |
| Total equity | $96.5 | $91.8 | |
| Shares outstanding | 11.9 | 11.9 | |
| **Book value per share** | **$8.13** | **$7.74** | |

| | |
|---|---|
| **Estimated liquidation expenses and adjustments:** | |
| Total equity before liquidation expenses | $91.8 |
| Termination fee | (10.7) |
| Other liquidation costs (legal & audit) | (1.0) |
| Total expenses and adjustments | ($11.7) |
| Net liquidation value | $80.1 |
| **Liquidation value per share** | **$6.75** |
| **Liquidation value / book value** | **83.0%** |

JMP

In millions, except per share amounts.
(1) Liquidation analysis provided by management.

# JMP Liquidation Analysis

| | Balance Sheet as of 02/25/16 | Estimated Liquidation Value | | Discount on Market Value |
|---|---|---|---|---|
| Agency securities | $478.0 | $477.0 | $477.8 | 0.05% - 0.20% loss on liquidation [1] |
| Non-agency securities | 224.5 | 220.0 | 222.2 | 1.00% - 2.00% loss on liquidation [1] |
| Cash (including restricted cash) | 39.8 | 39.8 | 39.8 | |
| Receivables and other assets | 2.6 | 2.6 | 2.6 | |
| Total assets | $744.9 | $739.4 | $742.4 | |
| Repurchase agreements | $584.1 | $584.6 | $584.6 | $437K repo breakage fees [2] |
| Derivatives | 21.5 | 22.3 | 22.3 | $824K breakage fee for UBS Swap agreement [2] |
| Payables and other liabilites | 42.8 | 42.8 | 42.8 | |
| Total liabilities | $648.4 | $649.6 | $649.6 | |
| Total equity | $96.5 | $89.8 | $92.8 | |
| Shares outstanding | 11.9 | 11.9 | 11.9 | |
| **Book value per share** | **$8.13** | **$7.57** | **$7.82** | |
| **Estimated liquidation expenses and adjustments:** | | | | |
| Total equity before liquidation expenses | | $89.8 | $92.8 | |
| Management contract termination fee | | (10.7) | (10.7) | |
| Legal, accounting, D&O tail and other wind up expenses | | (2.0) | (2.0) | |
| Total expenses and adjustments | | ($12.7) | ($12.7) | |
| Net liquidation value | | $77.1 | $80.0 | |
| **Liquidation value per share** | | **$6.49** | **$6.74** | |
| **Liquidation value / book value** | | **79.8%** | **82.9%** | |

JMP

In millions, except per share amounts.
(1) Based on JMP Research estimated marks in an orderly liquidation.
(2) Provided by JMI management.

# Premiums Paid Analysis

JMP reviewed historical share price premiums paid in 22 U.S. specialty finance M&A transactions over the past 10 years with deal values ranging from $50 million to $1.0 billion

| | | | Announce | Deal | Premium | | |
|---|---|---|---|---|---|---|---|
| **Target** | **Acquirer** | **Sector** | **Date** | **Value ($mm)** | **1-Day** | **1-Week** | **1-Month** |
| Apollo Residential Mortgage | Apollo Commercial Real Estate Finance | Specialty Finance | 02/26/16 | $465 | 43.9% | 44.0% | 44.9% |
| MCG Capital Corporation | PennantPark Floating Rate Capital Ltd. | Specialty Finance | 04/29/15 | 176 | 15.8% | 16.4% | 19.6% |
| MicroFinancial Incorporated | Fortress Investment Group LLC | Specialty Finance | 12/15/14 | 151 | 22.9% | 18.7% | 20.7% |
| DFC Global Corp. | Lone Star Global Acquisitions, Ltd. | Specialty Finance | 04/02/14 | 377 | 5.8% | 14.5% | 15.4% |
| Centerline Holding Company | Hunt Companies, Inc. | Specialty Finance | 06/12/13 | 56 | 18.4% | (3.9%) | 20.9% |
| CreXus Investment | Annaly Capital Management | Specialty Finance | 01/31/13 | 872 | 4.0% | 3.6% | 6.1% |
| White River Capital, Inc. | Parthenon Capital Partners | Specialty Finance | 11/15/12 | 79 | 0.1% | (0.4%) | (4.4%) |
| First Investors Financial Services Group, Inc. | Aquiline Capital Partners LLC | Specialty Finance | 09/26/12 | 99 | 38.7% | 38.7% | 49.9% |
| Silverleaf Resorts, Inc. | Cerberus Capital Management, L.P. | Specialty Finance | 02/03/11 | 95 | 72.4% | 85.2% | 123.2% |
| Student Loan Corporation | Discover Financial Services | Specialty Finance | 09/17/10 | 600 | 90.0% | 88.7% | 103.1% |
| Financial Federal Corporation | People's United Financial, Inc. | Specialty Finance | 11/22/09 | 738 | 35.0% | 32.9% | 20.9% |
| Allied Capital Corporation | Ares Capital Corporation | Specialty Finance | 10/26/09 | 623 | 27.1% | 16.8% | 9.8% |
| Patriot Capital Funding, Inc. | Prospect Capital Corporation | Specialty Finance | 08/03/09 | 197 | 105.2% | 116.2% | 139.5% |
| Value Financial Services, Inc. | EZCORP, Inc. | Specialty Finance | 09/16/08 | 77 | (25.9%) | (30.3%) | (24.2%) |
| Accredited Home Lenders Holding | Lone Star Funds | Specialty Finance | 06/04/07 | 295 | (14.6%) | (19.4%) | 0.5% |
| Interpool, Inc. | Fortress Investment Group LLC | Specialty Finance | 04/20/07 | 807 | 6.9% | 10.3% | 9.1% |
| Cronos Group | CRX Acquisition Ltd. | Specialty Finance | 02/28/07 | 135 | 4.9% | (1.0%) | 6.7% |
| Fieldstone Investment | C-BASS [1] | Specialty Finance | 02/16/07 | 188 | 47.1% | 34.7% | 2.6% |
| Saxon Capital | Morgan Stanley | Specialty Finance | 08/08/06 | 706 | 25.8% | 27.5% | 25.2% |
| MortgageIT Holdings | Deutsche Bank | Specialty Finance | 07/11/06 | 429 | 20.5% | 21.5% | 27.4% |
| ACE Cash Express, Inc. | JLL Partners, Inc. | Specialty Finance | 06/06/06 | 468 | 15.4% | 15.4% | 10.5% |
| Aames Investment | Accredited Home Lenders Holding | Specialty Finance | 05/25/06 | 340 | (5.0%) | (7.3%) | 5.9% |
| **Mean** | | | | | **25.2%** | **23.8%** | **28.8%** |
| **Median** | | | | | **20.5%** | **16.8%** | **19.6%** |
| **JAVELIN Mortgage Investment - Implied Premium Based on $7.00 Offer Price [2]** | | | | | **20.9% [3]** | **28.2% [4]** | **20.5% [5]** |

Sources: SEC filings, SNL Financial.
(1) Credit-Based Asset Servicing and Securitization.
(2) Based on adjusted book value as of February 25, 2016. Adjusted book value is actual JMI book value, less $1.0 million for estimated transaction expenses..
(3) Based on closing price of $5.79 on February 26, 2016.
(4) Based on closing price of $5.46 on February 19, 2016.
(5) Based on closing price of $5.81 on January 26, 2016.

JMP

# Implied Valuation: Premiums Paid Analysis

| | 1-Day | 1-Week | 1-Month |
|---|---|---|---|
| **JMI Metric** | **$5.79** (1) | **$5.46** (2) | **$5.81** (3) |
| **Valuation Based on Mean and Median Premiums Paid for Precedent M&A Transactions** | | | |
| Premium % | 20.5% - 25.2% | 16.8% - 23.8% | 19.6% - 28.8% |
| **Implied Equity Value per Share** | **$6.98 - $7.25** | **$6.38 - $6.76** | **$6.95 - $7.48** |
| Shares Outstanding (mm) | 11.9 | 11.9 | 11.9 |
| **Implied Equity Value ($mm)** | **$82.8 - $86.0** | **$75.7 - $80.2** | **$82.4 - $88.8** |

(1) Based on closing price of $5.79 on February 26, 2016.
(2) Based on closing price of $5.46 on February 19, 2016.
(3) Based on closing price of $5.81 on January 26, 2016.

# Selected Public Comparable Companies

| Name | Symbol | Share Price 02/26/16 | Market Cap. | Price to FY2016E Earnings [1] | Price to MRQ Book Value [4] |
|---|---|---|---|---|---|
| ***Hybrid / Credit Mortgage REITs*** | | | | | |
| Annaly Capital Management | NLY | $10.18 | $9,528 | 9.1x | 0.87x |
| Two Harbors Investment | TWO | 7.72 | 2,732 | 8.6x | 0.76x |
| MFA Financial | MFA | 6.82 | 2,531 | 9.3x | 0.91x |
| Chimera Investment | CIM | 13.08 | 2,455 | 6.2x | 0.83x |
| Invesco Mortgage Capital | IVR | 11.28 | 1,282 | 6.9x | 0.66x |
| American Capital Mortgage Investment | MTGE | 13.77 | 656 | 7.4x | 0.70x |
| Ellington Financial | EFC | 17.56 | 582 | 7.9x | 0.79x |
| Western Asset Mortgage Capital | WMC | 10.68 | 448 | 4.7x | 0.81x |
| New York Mortgage Trust | NYMT | 3.98 | 435 | 5.3x | 0.61x |
| Apollo Residential Mortgage | AMTG | 12.92 | 410 | 6.5x | 0.79x |
| AG Mortgage Investment Trust | MITT | 12.25 | 348 | 6.1x | 0.67x |
| Dynex Capital | DX | 6.29 | 309 | 6.8x | 0.82x |
| Arlington Asset Investment | AI | 11.91 | 274 | 3.3x | 0.57x |
| Great Ajax | AJX | 9.91 | 152 | 4.1x | 0.68x |
| Five Oaks Investment | OAKS | 4.82 | 71 | 4.8x | 0.48x |
| **Mean** | | | | 6.5x | 0.73x |
| **Median** | | | | 6.5x | 0.76x |
| **75% Quartile** | | | | 7.7x | 0.81x |
| **25% Quartile** | | | | 5.1x | 0.66x |
| **JAVELIN Mortgage Investment** | **JMI** | **$5.79** | **$69** | **5.3x** | **0.71x** [2] |
| **ARMOUR Offer** [3] | | **$7.00** | **$83** | **6.4x** | **0.87x** |

In millions, except per share amounts.

(1) Consensus estimates via SNL Financial (FactSet).

(2) Based on JMI book value estimates as of February 25, 2016, as provided by management.

(3) Based on adjusted book value. Adjusted book value is actual JMI book value, less $1.0 million for estimated transaction expenses.

(4) MRQ book value as of December 31, 2015 for AI, AMTG, CIM, DX, EFC, IVR, MFA, MTGE, NLY, NYMT, TWO. MRQ book value as of September 30, 2015 for AJX, MITT, OAKS, WMC.

JMP

# Implied Valuation: Selected Public Comparable Companies

| | 2016E Core EPS | Book Value |
|---|---|---|
| **JMI Metric** | **$1.09** [(1)] | **$8.13** [(2)] |
| **Valuation Based on 25% - 75% Quartile Peer Multiples:** | | |
| Peer Group Multiple | 5.1x - 7.7x | 0.66x - 0.81x |
| **Implied Equity Value per Share** | $5.53 - $8.34 | $5.40 - $6.59 |
| Shares Outstanding (mm) | 11.9 | 11.9 |
| **Implied Equity Value ($mm)** | $65.6 - $98.9 | $64.1 - $78.2 |

JMP

(1) Estimate via SNL Financial (FactSet).
(2) Based on JMI book value estimates as of February 25, 2016, as provided by management.

# Selected Precedent M&A Transactions

## Acquisitions of Mortgage REITs with Disclosed Deal Values >$25 Million

| Target | Acquiror | Announce Date | Effective Date | Announced Deal Value ($mm) | Implied Equity Value ($mm) | Equity Value / Target Book Value |
|---|---|---|---|---|---|---|
| Apollo Residential Mortgage | Apollo Commercial Real Estate Finance | 02/26/16 | Pending | $465 | $465 | 0.89x |
| CreXus Investment | Annaly Capital Management | 01/31/13 | 05/23/13 | 872 | 996 | 1.10x |
| Accredited Home Lenders Holding | Lone Star Funds | 06/04/07 | 10/12/07 | 295 | 295 | 1.34x |
| Fieldstone Investment | C-BASS [1] | 02/16/07 | 07/17/07 | 188 | 188 | 0.61x |
| ARCap Investors | CharterMac | 08/15/06 | 08/15/06 | 254 | 285 | 0.35x |
| Saxon Capital | Morgan Stanley | 08/08/06 | 12/04/06 | 706 | 706 | 1.22x |
| MortgageIT Holdings | Deutsche Bank | 07/11/06 | 01/03/07 | 429 | 429 | 1.20x |
| Aames Investment | Accredited Home Lenders Holding | 05/25/06 | 10/02/06 | 340 | 340 | 1.29x |
| CRIIMI MAE | Caisse de Depot et Placement du Quebec | 10/06/05 | 01/18/06 | 328 | 328 | 0.84x |
| Apex Mortgage Capital | American Home Mortgage Investment | 07/12/03 | 12/03/03 | 185 | 185 | 1.08x |
| FBR Asset Investment | Arlington Asset Investment | 11/14/02 | 03/31/03 | 770 | 869 | 1.19x |
| IMPAC Commercial Holdings | Fortress Investment Group | 10/06/00 | 11/30/00 | 42 | 60 | 0.69x |
| Capstead Mortgage | Fortress Investment Group | 05/12/00 | 07/01/00 | 20 | 165 | 0.53x |
| Ocwen Asset Investment Corp. | Ocwen Financial Corporation | 07/25/99 | 10/07/99 | 200 | 219 | 0.99x |
| Imperial Credit Commercial Mortgage | Imperial Credit Industries | 05/13/99 | 03/28/00 | 299 | 330 | 0.82x |
| Aames Investment | Equifin Capital Partners; Capital Z Partners | 12/23/98 | 07/19/99 | 102 | 102 | 0.29x |
| **Mean** | | | | | | **0.90x** |
| **Median** | | | | | | **0.94x** |
| **75% Quartile** | | | | | | **1.20x** |
| **25% Quartile** | | | | | | **0.67x** |
| **JAVELIN Mortgage Investment** | | | | | | **0.87x** [2] |

JMP

Sources: SEC filings, SNL Financial.
(1) Credit-Based Asset Servicing and Securitization.
(2) Based on adjusted book value. Adjusted book value is actual JMI book value, less $1.0 million for estimated transaction expenses.

# Implied Valuation: Selected Precedent M&A Transactions

| | Book Value |
|---|---|
| **JMI Metric** | **$8.13** (1) |
| **Valuation Based on 25% - 75% Quartile Precedent M&A Transactions** | |
| Peer Group Multiple | 0.67x - 1.20x |
| **Implied Equity Value per Share** | **$5.45 - $9.72** |
| Shares Outstanding (mm) | 11.9 |
| **Implied Equity Value ($mm)** | **$64.7 - $115.3** |

JMP

(1) Based on JMI book value estimates as of February 25, 2016, as provided by management.

JMP

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